Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Southern National Bancorp of Virginia, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia

August 4, 2006